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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reerence in the Form 10-K constituting part of the Registration Statements on Form S-3 (Nos. 33-59706, 33-72050, 33-73422, 33-60087, 33-60593, 33-63073, 333-145) and the Registration Statements
on Form S-8 (Nos. 33-75134, 33-92920, 33-92922, 33-61931, 333-00107) of SoftKey
International Inc. of our report dated September 28, 1993, except as to Note 12, which is as of December 3, 1993, relating to the consolidated financial statements of Spinnaker Software Corporation for the year ended June 30, 1993, appearing on page 32 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP


Boston, Massachusetts
April 4, 1996